CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
Travelers Group Inc.:

We consent to the incorporation by reference in the Registration Statements of Citicorp on:

      Form S-3 Nos. 33-38589, 33-66094, 333-14917, 333-20803, 333-21143 and
                    333-32065; and

      Form S-8 Nos. 2-47648, 2-58678, 33-21331, 33-21332, 33-41751, 33-52601,
                    33-53261, 333-00983, and 333-25889

and in the Registration Statements of Citicorp Mortgage Securities, Inc., Citibank, N.A., and other affiliates on:

      Form S-3    Nos. 33-66222 and 333-43167; and

      Form S-11   Nos. 33-6979, 33-6358, 33-36313, and 33-34670

of our report dated January 26, 1998, which are incorporated by reference or included in the 1997 Annual Report on Form 10-K of Travelers Group Inc. (Form 10-K), which Form 10-K and our reports thereon are incorporated by reference in the Form 10-Q of Citicorp dated May 13, 1998.


                                                       /s/ KPMG PEAT MARWICK LLP

New York, New York
May 13, 1998